                                                                    EXHIBIT 21

              SIGNIFICANT SUBSIDIARIES OF DANIEL INDUSTRIES, INC.



                                                                 JURISDICTION OF
           NAME OF SUBSIDIARY                                     INCORPORATION
           ------------------                                    ---------------
Daniel Flow Products, Inc .......................................    Delaware

Daniel Industries Limited .......................................    United Kingdom

Daniel Valve Company ............................................    Delaware

Daniel Industries Canada, a partnership consisting of Daniel Flow
  Products, Ltd. and Daniel Bolt and Gasket, Ltd ................    Canada